EXHIBIT 99.1

BOSTON OMAHA CORPORATION ANNOUNCES FORM 12B-25 FILING RELATING TO CHANGES IN ACCOUNTING FOR YELLOWSTONE ACQUISITION COMPANY

-          No Changes Anticipated in Financial Results for Boston Omaha Corporation's Core Business and Investments (other than Yellowstone Acquisition Company)

-          To Restate 2020 Financial Statements to Include Yellowstone Acquisition Company Financial Statements in Consolidated Financial Statements and Incorporate Changes in Accounting for Yellowstone Warrants Following Recent Statement on Accounting for Warrants in SPACs

Omaha, Nebraska, May 18, 2021 (Business Wire) – Boston Omaha Corporation (NASDAQ: BOMN) (“Boston Omaha” or the “Company”) today announced it has timely filed a Form 12b-25, Notification of Late Filing, with the U.S. Securities and Exchange Commission (“SEC”) relating to the Company’s report on Form 10-Q for the period ended March 31, 2021.  The Company expects to file the report within the five-day extension period provided by Rule 12b-25. In discussion with KPMG LLP, its independent registered public accounting firm, the Company has determined that it must consolidate the financial statements of Yellowstone Acquisition Company (“Yellowstone”), a publicly-traded special purpose acquisition company, in which the Company serves as sponsor. As a result, the Company needs to complete the restatement of its financial results for 2020 to reflect this consolidation. The Company expects to be able to soon thereafter file its Form 10-Q for the quarter ended March 31, 2021. The Company anticipates filing a Form 8-K with further details of the restatement later today.

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with three majority owned businesses engaged in outdoor advertising, surety insurance and broadband telecommunications services. The Company also maintains minority investments, including investments, including investments in a bank, a national residential homebuilder and commercial real estate services businesses and Yellowstone Acquisition Company.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “will”, “may”, “should”, “future”, “promptly”, “expect”, “estimate”, “anticipate,” “intends”, “plans”, “subject to”, and “change” and other similar expressions that predict or indicate future events or trends or that are not statements of historical fact. Such statements may include, but are not limited to, statements regarding the Company’s intent to restate certain historical financial statements and the timing of the restatement and the Company’s statements regarding its anticipated results of operations for the quarterly period ended March 31, 2021. These statements are based on current expectations on the date hereof and involve a number of risks and uncertainties that may cause actual results to differ significantly. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, including without limitation the completion of the Company’s quarterly review procedures, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Contacts:

Boston Omaha Corporation

Catherine Vaughan

617-875-8911

cathy@bostonomaha.com